Exhibit 99.1

NextEra Energy Partners, LP
Media Line: (561) 694-4442
Jan. 27, 2017

FOR IMMEDIATE RELEASE

NextEra Energy Partners, LP reports 2016 fourth-quarter and full-year financial results

•	Delivers 15 percent growth in per unit distributions over the past year; extends distribution growth outlook through at least 2022

•	Expands portfolio in 2016 through the acquisition of more than 700 megawatts of contracted renewables projects

•	Announces agreement with NextEra Energy to modify incentive distribution rights fees

JUNO BEACH, Fla. - NextEra Energy Partners, LP (NYSE: NEP) today reported 2016 fourth-quarter net income attributable to NextEra Energy Partners of $50 million. NextEra Energy Partners also reported 2016 fourth-quarter adjusted EBITDA of $168 million. For the fourth quarter of 2016, cash available for distribution (CAFD) before debt service payments was $122 million and after debt service payments was $68 million.

For the full year 2016, NextEra Energy Partners reported net income attributable to NextEra Energy Partners of $90 million. NextEra Energy Partners also reported full-year 2016 adjusted EBITDA of $639 million. For the full year 2016, CAFD before debt service payments was $482 million and after debt service payments was $222 million.

NextEra Energy Partners' management uses adjusted EBITDA and CAFD, which are non-GAAP financial measures, internally for financial planning, analysis of performance and reporting of results to the board of directors of its general partner. NextEra Energy Partners also uses these measures when communicating its financial results and earnings outlook to analysts and investors. The attachments to this news release include a reconciliation of historical adjusted EBITDA and CAFD to net income, which is the most directly comparable GAAP measure.

"NextEra Energy Partners grew distributions to $1.41 per common unit on an annualized basis, up 15 percent from the comparable quarterly distribution a year earlier, which was the top end of the range we discussed going into 2016," said Jim Robo, chairman and chief executive officer. "Throughout the year, NextEra Energy Partners delivered solid execution on our growth objectives. The partnership completed three acquisitions from our best-in-class sponsor, NextEra Energy Resources, that added a total of more than 700 megawatts to our portfolio in 2016, while also demonstrating a flexible and opportunistic approach to financing with a combination of project debt, HoldCo debt and equity. We continue to believe that the scale, financial strength, experience and track record of our sponsor is what sets NextEra Energy Partners apart from other companies in the space. Today, we announced an agreement between NextEra Energy Partners and NextEra Energy to structurally modify the incentive distribution rights fees on future growth. Centered on value creation for both NextEra Energy Partners common unitholders and

NextEra Energy shareholders, we expect this modification to provide more cash available to limited partner unitholders, require fewer asset additions to achieve our growth objectives, extend our distribution growth runway and reduce our equity needs. With these changes, we are extending our 12 to 15 percent distribution growth outlook through at least 2022, and NextEra Energy Partners remains very well-positioned to continue delivering strong results and value for our unitholders."

Quarterly distribution declaration
The board of directors of the general partner of NextEra Energy Partners declared a quarterly distribution of $0.3525 per common unit (corresponding to an annualized rate of $1.41 per common unit) to the unitholders of NextEra Energy Partners. The annualized rate of $1.41 represents a 15 percent increase from the comparable annualized rate in 2015. The distribution will be payable on Feb. 14, 2017, to unitholders of record as of Feb. 7, 2017.

NextEra Energy Partners and NextEra Energy's agreement to modify incentive distribution rights fees
NextEra Energy Partners and NextEra Energy today announced an agreement to structurally modify the partnership's incentive distribution rights (IDR) fees. Based upon NextEra Energy Partners' most recently declared quarterly distribution of $0.3525 per common unit that will be payable on Feb. 14, 2017, to unitholders of record as of Feb. 7, 2017, which corresponds to an annualized rate of $1.41 per common unit, IDR fees are approximately $56 million per year. NextEra Energy Partners' obligation to pay an incremental IDR fee above $56 million from this point forward is predicated on it delivering limited partner distributions at an annualized rate above $1.41 per unit to all unitholders. If limited partner distributions exceed $1.41 per unit, the excess above $1.41 per unit will be split 75 percent to common unitholders and 25 percent to IDR fees. The structural modification is centered on creating value for both NextEra Energy Partners common unitholders and NextEra Energy shareholders. The changes to the IDR fees are expected to provide more cash available to limited partner unitholders, require fewer asset additions to achieve growth objectives, extend NextEra Energy Partners' distribution growth runway and require the partnership to issue less equity.

Outlook
Based on the expected continued growth of NextEra Energy Partners' portfolio, NextEra Energy Partners is extending its financial expectations for another two years. NextEra Energy Partners now expects 12 to 15 percent per year growth in limited partner distributions through at least 2022, off a base of its fourth-quarter 2016 distribution at an annualized rate of $1.41 per common unit. The partnership expects the annualized rate of the fourth-quarter 2017 distribution, which is payable in February 2018, to be in a range of $1.58 to $1.62 per common unit.

NextEra Energy Partners continues to expect a Dec. 31, 2016, run rate for adjusted EBITDA of $670 million to $760 million and CAFD of $230 million to $290 million, reflecting forecasted calendar year 2017 expectations for the portfolio at year-end Dec. 31, 2016. NextEra Energy Partners also continues to expect a Dec. 31, 2017, run rate for adjusted EBITDA of $875 million to $975 million and CAFD of $310 million to $340 million, reflecting calendar year 2018 expectations for the forecasted portfolio at year-end Dec. 31, 2017. These expectations are net of expected IDR fees, as these fees are expected to be treated as an operating expense.

Adjusted EBITDA, CAFD and limited partner distribution expectations assume, among other things, normal weather and operating conditions, public policy support for wind and solar development and construction, market demand and transmission expansion support for wind and solar development, market demand for pipeline capacity and access to capital at reasonable cost and terms. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results. Adjusted EBITDA and CAFD do not represent substitutes for net income, as prepared in accordance with GAAP. The adjusted EBITDA and CAFD run-rate expectations have not been reconciled to GAAP net income because NextEra Energy Partners did not prepare estimates of the effect of forecasted acquisitions on certain GAAP line items that would be necessary to provide a forward-looking estimate of GAAP net income, and the information necessary to provide such a forward-looking estimate is not available without unreasonable effort.

As previously announced, NextEra Energy Partners' 2016 fourth-quarter and full-year earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the 2016 fourth-quarter and full-year financial results for NextEra Energy, Inc. (NYSE: NEE). The webcast will be available on the website of NextEra Energy Partners by accessing the following link: www.NextEraEnergyPartners.com/Earnings. The news release and the slides accompanying the presentation may be downloaded at www.NextEraEnergyPartners.com/Earnings, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE) to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in wind and solar projects in North America, as well as natural gas infrastructure assets in Texas. The renewable energy projects are fully contracted, use industry-leading technology and are located in regions that are favorable for generating energy from the wind and sun. The seven natural gas pipelines in the portfolio are all strategically located, serving power producers and municipalities in South Texas, processing plants and producers in the Eagle Ford Shale, and commercial and industrial customers in the Houston area. The NET Mexico Pipeline, the largest pipeline in the portfolio, provides a critical source of natural gas transportation for low-cost, U.S.-sourced shale gas to Mexico. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP's control. Forward-looking statements in this news release include, among others, statements concerning cash available for distributions expectations and future operating performance. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP's actual results to differ materially from those expressed or implied in the forward-looking statements, or may require it to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP has a limited operating history and its projects include renewable energy projects with a limited operating history. Such projects may not perform as expected; NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, without limitation, the impact of severe weather; As a result of the acquisition of NET Holdings Management, LLC (the Texas pipeline business), NEP's operations and business have substantially changed. NEP's expansion into the natural gas pipeline industry may not be successful; NEP may fail to realize expected profitability or growth, and may incur unanticipated liabilities, as a result of the Texas pipelines acquisition; NEP is pursuing the expansion of natural gas pipelines in its portfolio that will require up-front capital expenditures and expose NEP to project development risks; NEP's ability to maximize the productivity of the Texas pipeline business and to complete potential pipeline expansion projects is dependent on the continued availability of natural gas production in the Texas pipelines' areas of operation; Operation and maintenance of renewable energy projects involve significant risks that could result in unplanned power outages, reduced output, personal injury or loss of life; The wind turbines at some of NEP's projects and some of NextEra Energy Resources, LLC's (NEER) right of first offer (ROFO) projects are not generating the amount of energy estimated by their manufacturers' original power curves, and the manufacturers may not be able to restore energy capacity at the affected turbines; NEP depends on the Texas pipelines and certain of the renewable energy projects in its portfolio for a substantial portion of its anticipated cash flows; Terrorist or similar attacks could impact NEP's projects or surrounding areas and adversely affect its business; NEP's energy production and pipeline transportation capability may be substantially below its expectations if severe weather or a natural disaster or meteorological conditions damage its turbines, solar panels, pipelines or other equipment or facilities; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not insure against all potential risks and it may become subject to higher insurance premiums; Warranties provided by the suppliers of equipment for NEP's projects may be limited by the ability of a supplier to satisfy its warranty obligations, or by the terms of the warranty, so the warranties may be insufficient to compensate NEP for its losses; Supplier concentration at certain of NEP's projects may expose it to significant credit or performance risks; NEP relies on interconnection and transmission facilities of third parties to deliver energy from its renewable energy projects and, if these facilities become unavailable, NEP's wind and solar projects may not be able to operate or deliver energy; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations; NEP's renewable energy projects may be adversely affected by legislative changes or a failure to comply with applicable energy regulations; A change in the jurisdictional characterization of some of the Texas pipeline entities' assets, or a change in law or regulatory policy, could result in increased regulation of these assets, which could have material adverse effect on NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP may incur significant costs and liabilities as a result of pipeline integrity management program testing and any necessary pipeline repair or preventative or remedial measures; The Texas pipelines' operations could incur significant costs if the Pipeline and Hazardous Materials Safety Administration or the Railroad Commission of Texas adopts more stringent regulations; Petróleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited; Portions of NEP's pipeline systems have been in service for several decades. There could be unknown events or conditions or increased maintenance or repair expenses and downtime associated with NEP's pipelines that could have a material adverse effect on NEP's business, financial condition, results of operations, liquidity and ability to make distributions; Natural gas operations are subject to numerous environmental laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans, or expose NEP to liabilities; Natural gas gathering and transmission activities involve numerous risks that may result in accidents or otherwise affect the Texas pipelines' operations; NEP's partnership agreement restricts the voting rights of unitholders owning 20% or more of its common units, and under certain circumstances this could be reduced to 10%; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or leaseholders that have rights that are superior to NEP's rights or the BLM suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, without limitation, proceedings related to projects it acquires in the future; NEP's wind projects located in Canada are subject to Canadian domestic content requirements under their Feed-in-Tariff contracts; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and non-U.S. jurisdictions; NEP is subject to risks associated with its ownership or acquisition of projects that remain under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and NEP is exposed to the risk that they are unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPAs) at favorable rates or on a long-term basis; NEP may be unable to secure renewals of long-term natural gas transportation agreements, which could expose its revenues to increased volatility; If the energy production by or availability of NEP's U.S. renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under NEP's U.S. Project Entities' PPAs; If third-party pipelines and other facilities interconnected to the Texas pipelines become partially or fully unavailable to transport natural gas, NEP's revenues and cash available for distribution to unitholders could be adversely affected; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices, NextEra Energy Operating Partners, LP's (NEP OpCo) partnership agreement requires that it distribute its available cash, which could limit NEP's ability to grow and make acquisitions; NEP's ability to consummate future acquisitions will depend on NEP's ability to finance those acquisitions; Lower prices for other fuel sources may reduce the demand for wind and solar energy; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect the Texas pipelines' operations and cash flows; Government regulations providing incentives and subsidies for clean energy could change at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; Renewable energy procurement is subject to U.S. state and Canadian provincial regulations, with relatively irregular, infrequent and often competitive procurement windows; NEP may continue to acquire other sources of clean energy, including, without limitation, natural gas and nuclear projects, and may expand to include other types of assets including, without limitation, transmission projects, and any further acquisition of non-renewable energy projects, including, without limitation, transmission projects, may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors. A failure to successfully integrate such acquisitions with NEP's then-existing projects as a result of unforeseen operational difficulties or otherwise, could have a material adverse effect on NEP's business, financial condition, results of operations and ability to grow its business and make cash distributions to its unitholders; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; Risks Related to NEP's Financial Activities; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions; Restrictions in NEP OpCo's subsidiaries' revolving credit facility and term loan agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries' cash distributions to NEP under the terms of their indebtedness; NEP's subsidiaries' substantial amount of indebtedness may adversely affect NEP's ability to operate its business and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; Currency exchange rate fluctuations may affect NEP's operations; NEP is exposed to risks inherent in its use of interest rate swaps; NEE exercises substantial influence over NEP and NEP is highly dependent on NEE and its affiliates; NEER may lose key employees assigned to manage the Texas pipelines; NEP is highly dependent on credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NEER or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries, including, without limitation, NEP OpCo, as partial consideration for its obligation to provide credit support to NEP, and NEER will use these funds for its own account without paying additional consideration to NEP and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NEP OpCo. NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER's performance of its obligations to return all or a portion of these funds; NEP may not be able to consummate future acquisitions from NEER or from third parties; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates, including, without limitation, NEE, have conflicts of interest with NEP and limited duties to NEP and its unitholders, and they may favor their own interests to the detriment of NEP and holders of NEP common units; Common units are subject to NEP GP's limited call right; NEE and other affiliates of NEP GP are not restricted in their ability to compete with NEP; NEP may be unable to terminate the Management Services Agreement among NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and NEP GP (MSA); If NEE Management terminates the MSA, NEER terminates the management sub-contract or either of them defaults in the performance of its obligations thereunder, NEP may be unable to contract with a substitute service provider on similar terms, or at all; NEP's arrangements with NEE limit NEE's liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; The credit and business risk profiles of NEP GP and its owner, NEE, could adversely affect any NEP credit ratings and risk profile, which could increase NEP's borrowing costs or hinder NEP's ability to raise capital; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP's common units have limited voting rights and are not entitled to elect NEP's general partner or NEP GP's directors; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP GP that might otherwise constitute breaches of fiduciary duties; NEP's partnership agreement replaces NEP GP's fiduciary duties to holders of its common units with contractual standards governing its duties; Even if holders of NEP's common units are dissatisfied, they cannot initially remove NEP GP without NEE's consent; NEE's interest in NEP GP's and the control of NEP GP may be transferred to a third party without unitholder consent; The IDR fee may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions to or from NEP OpCo and from NEP to NEP's unitholders, and the amount and timing of such reimbursements and fees will be determined by NEP GP and there are no limits on the amount that NEP OpCo may be required to pay; Discretion in establishing cash reserves by NextEra Energy Operating Partners GP, LLC may reduce the amount of cash distributions to unitholders; While NEP's partnership agreement requires NEP to distribute its available cash, NEP's partnership agreement, including, without limitation, provisions requiring NEP to make cash distributions, may be amended; NEP OpCo can borrow money to pay distributions, which would reduce the amount of credit available to operate NEP's business; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The price of NEP's common units may fluctuate significantly and unitholders could lose all or part of their investment and a market that will provide unitholders with adequate liquidity may not develop; The liability of holders of NEP's common units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; Except in limited circumstances, NEP GP has the power and authority to conduct NEP's business without unitholder approval; Contracts between NEP, on the one hand, and NEP GP and its affiliates, on the other hand, will not be the result of arm's-length negotiations; Unitholders have no right to enforce the obligations of NEP GP and its affiliates under agreements with NEP; NEP GP decides whether to retain separate counsel, accountants or others to perform services for NEP; The New York Stock Exchange does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's future tax liability may be greater than expected if NEP does not generate NOLs sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; A valuation allowance may be required for NEP's deferred tax assets; Distributions to unitholders may be taxable as dividends; Unitholders who are not resident in Canada may be subject to Canadian tax on gains from the sale of common units if NEP's common units derive more than 50% of their value from Canadian real property at any time. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2015 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per unit amounts)
PRELIMINARY

	Three Months Ended December 31,
	2016	2015(a)
OPERATING REVENUES
Renewable energy sales	$125	$109
Texas pipelines service revenue	51	37
Total operating revenues	176	146
OPERATING EXPENSES
Operations and maintenance	60	32
Depreciation and amortization	54	47
Taxes other than income taxes and other	4	5
Total operating expenses	118	84
OPERATING INCOME	58	62
OTHER INCOME (DEDUCTIONS)
Interest expense	63	(33)
Benefits associated with differential membership interests - net	14	7
Equity in earnings of equity method investee	1	1
Equity in earnings (losses) of non-economic ownership interests	16	(1)
Revaluation of contingent consideration	70	—
Other - net	3	(6)
Total other income (deductions) - net	167	(32)
INCOME BEFORE INCOME TAXES	225	30
INCOME TAX EXPENSE (BENEFIT)	28	6
NET INCOME	197	24
Less net income attributable to noncontrolling interest(b)	147	19
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$50	$5

Weighted average number of common units outstanding - basic and assuming dilution	54.2	29.8
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$0.91	$0.16

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

Three Months Ended December 31, 2016
Net income	$197
Add back:
Depreciation and amortization	54
Interest expense	(63)
Income taxes	28
Tax credits	46
Benefits associated with differential membership interests	(14)
Adjustment for pre-acquisition financial results(a)	(1)
Equity in earnings of non-economic ownership interests	(16)
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	5
Texas Pipeline purchase related expenses	(68)
Adjusted EBITDA	$168
Tax credits	(46)
Maintenance capital expenditures	1
Other - net	(1)
Cash available for distribution before debt service payments	$122
Cash interest paid	(35)
Debt repayment	(19)
Cash available for distribution	$68
__________________________

(a)	Elimination of the historical financial results of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per unit amounts)
PRELIMINARY

	Years Ended December 31,
	2016	2015(a)
OPERATING REVENUES
Renewable energy sales	$526	$458
Texas pipelines service revenue	189	37
Total operating revenues	715	495
OPERATING EXPENSES
Operations and maintenance	202	107
Depreciation and amortization	205	158
Taxes other than income taxes and other	18	16
Total operating expenses	425	281
OPERATING INCOME	290	214
OTHER INCOME (DEDUCTIONS)
Interest expense	(140)	(117)
Benefits associated with differential membership interests - net	55	24
Equity in earnings of equity method investee	20	18
Equity in losses of non-economic ownership interests	(4)	(2)
Revaluation of contingent consideration	189	—
Other - net	(2)	(10)
Total other income (deductions) - net	118	(87)
INCOME BEFORE INCOME TAXES	408	127
INCOME TAX EXPENSE (BENEFIT)	51	25
NET INCOME	357	102
Less net income attributable to noncontrolling interest(b)	267	92
NET INCOME ATTRIBUTABLE TO NEXTERA ENERGY PARTNERS, LP	$90	$10

Weighted average number of common units outstanding - basic and assuming dilution	43.8	22.8
Earnings per common unit attributable to NextEra Energy Partners, LP - basic and assuming dilution	$2.05	$0.46

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

(b)	The calculation of net income attributable to noncontrolling interest includes the pre-acquisition net income of the common control acquisitions.

NEXTERA ENERGY PARTNERS, LP
Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Distribution (CAFD)
(millions)

Year Ended December 31, 2016
Net income	$357
Add back:
Depreciation and amortization	205
Interest expense	140
Income taxes	51
Tax credits	152
Benefits associated with differential membership interests	(55)
Adjustment for pre-acquisition financial results(a)	(37)
Equity in losses of non-economic ownership interests	4
Post-acquisition depreciation and interest expense included within equity in earnings of equity method investee	5
Texas Pipeline purchase related expenses	(179)
Other	(4)
Adjusted EBITDA	$639
Tax credits	(152)
Pre-funding of major maintenance	(2)
Maintenance capital expenditures	(2)
Other - net	(1)
Cash available for distribution before debt service payments	$482
Cash interest paid	(162)
Debt repayment	(98)
Cash available for distribution	$222
__________________________

(a)	Elimination of the historical financial results of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED BALANCE SHEETS
(millions)
PRELIMINARY

	December 31,
	2016	2015(a)
ASSETS
Current assets:
Cash and cash equivalents	$147	$164
Accounts receivable	80	80
Due from related parties	67	70
Restricted cash	33	16
Other current assets	28	24
Total current assets	355	354
Non-current assets:
Property, plant and equipment - net	5,051	5,122
Deferred income taxes	254	204
Investment in equity method investee	93	146
Investments in non-economic ownership interests	12	22
Intangible assets - customer relationships	678	696
Goodwill	628	622
Other non-current assets	81	61
Total non-current assets	6,797	6,873
TOTAL ASSETS	$7,152	$7,227
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$19	$303
Short-term debt	—	12
Due to related parties	19	17
Current maturities of long-term debt	78	101
Acquisition holdbacks	199	—
Accrued interest	25	28
Derivatives	19	22
Other current liabilities	39	29
Total current liabilities	398	512
Non-current liabilities:
Long-term debt	3,508	3,334
Deferral related to differential membership interests	877	929
Acquisition holdbacks	—	375
Deferred income taxes	45	43
Asset retirement obligation	65	41
Non-current due to related party	22	19
Other non-current liabilities	63	82
Total non-current liabilities	4,580	4,823
TOTAL LIABILITIES	4,978	5,335
COMMITMENTS AND CONTINGENCIES
EQUITY
Limited partners (common units issued and outstanding 54.2 and 30.6, respectively)	1,748	935
Accumulated other comprehensive loss	(3)	(6)
Noncontrolling interest	429	963
TOTAL EQUITY	2,174	1,892
TOTAL LIABILITIES AND EQUITY	$7,152	$7,227
____________________

(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.

NEXTERA ENERGY PARTNERS, LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)
PRELIMINARY

	Years Ended December 31,
	2016	2015(a)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$357	$102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	205	158
Change in value of derivative contracts	(34)	(10)
Deferred income taxes	50	16
Benefits associated with differential membership interests - net	(55)	(24)
Equity in earnings of equity method investee	(20)	(18)
Change in the fair value of contingent consideration for pipeline acquisition	(189)	—
Other - net	24	13
Changes in operating assets and liabilities:
Accounts receivable	(11)	(4)
Other current assets	(4)	14
Other non-current assets	(1)	—
Accounts payable and accrued expenses	(7)	(1)
Due to related parties	(3)	2
Other current liabilities	3	5
Other non-current liabilities	5	2
Net cash provided by operating activities	320	255
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of membership interests in subsidiaries	(869)	(1,882)
Capital expenditures	(271)	(172)
Proceeds from CITCs	13	—
Changes in restricted cash	(22)	66
Payments from (to) related parties under CSCS agreement - net	1	152
Net cash used in investing activities	(1,148)	(1,836)
CASH FLOWS FROM FINANCING ACTIVITIES
Partners/Members' contributions	255	148
Partners/Members' distributions	(209)	(760)
Proceeds from differential membership investors	19	266
Payments to differential membership investors	(16)	(7)
Proceeds from short-term debt	—	325
Repayments of short-term debt	(12)	(313)
Change in amounts due to related party	4	(20)
Proceeds from issuance of NEP OpCo common units to noncontrolling interest	—	702
Issuances of long-term debt	771	1,369
Deferred financing costs	(10)	(17)
Retirements of long-term debt	(640)	(395)
Proceeds from issuance of common units - net	645	343
Net cash provided by financing activities	807	1,641
Effect of exchange rate changes on cash	4	(7)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(17)	53
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	164	111
CASH AND CASH EQUIVALENTS - END OF YEAR	$147	$164
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(a)
Prior-period financial information has been retrospectively adjusted to include the historical results and financial position of the common control acquisitions prior to their respective acquisition dates.